UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 20, 2012
Date of Report (Date of earliest event reported)

NAVARRE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7400 49th Avenue North, Minneapolis, MN 55428
(Address of principal executive offices) (Zip Code)

(763) 535-8333
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

SpeedFC Merger

On November 20, 2012, Navarre Corporation (the “Company”), through its wholly-owned subsidiary SFC Acquisition Co., Inc. (“Merger Subsidiary”), completed its previously announced acquisition of all of the equity interests of SpeedFC, Inc., a Delaware corporation (referred to herein as “SpeedFC”) from the former stockholders and optionholders of SpeedFC (together referred to herein as the “SFC Equityholders”) pursuant to the terms of that certain Agreement and Plan of Merger dated September 27, 2012, as amended on October 29, 2012 (the “Merger Agreement”) by and among Navarre, Merger Subsidiary, SpeedFC, the SFC Equityholders, and Mr. Jeffrey B. Zisk. As previously announced, Navarre acquired SpeedFC through a merger of SpeedFC with and into Merger Subsidiary, which is the Surviving Corporation (the “Merger”). As part of the Merger, Surviving Corporation, a Minnesota corporation, changed its name to SpeedFC, Inc.

The aggregate Merger consideration consisted of initial consideration of $50.0 million in cash and shares of Navarre common stock, with additional contingent payments in cash and common stock available as described below, both payable to the SFC Equityholders proportionate to their prior ownership in SpeedFC, as adjusted pursuant to the Merger Agreement.

The initial consideration paid at closing was comprised of: (i) $25.0 million in cash (less certain escrow and holdback amounts, and subject to certain net working capital and post-closing adjustments); and (ii) $25.0 million worth of shares of Navarre common stock, or 17,095,186 shares (such share amount calculated based on the Average Parent Stock Price (as such term is defined in the Merger Agreement) as of September 25, 2012, or $1.4624).

The contingent consideration payable to the SFC Equityholders is subject to the achievement of certain financial performance metrics by SpeedFC in the 2012 calendar year related to an adjusted EBITDA target, which, if met, would require: (i) the payment of up to a maximum of $5.0 million in cash consideration, with up to a maximum of $1.25 million payable in early 2013 and up to a maximum of $3.75 million (before interest of five percent per annum) payable in equal, quarterly installments beginning in late 2013 and ending on February 29, 2016 (the “Contingent Cash Payment”) and (ii) the issuance of up to 6,287,368 shares of Navarre common stock to the SFC Equityholders, with up to 2,215,526 (“First Equity Amount”) shares payable in early 2013, up to 738,509 shares (“Second Equity Amount”) (both such share amounts being calculated based on the Average Parent Stock Price as of October 25, 2012 or $1.6926) payable in late 2013, and 3,333,333 shares payable at the same time as the Second Equity Amount (all equity amounts together, the “Contingent Equity Payment”). The Contingent Cash Payment and Contingent Equity Payment amounts are subject to certain escrow conditions and adjustments in connection with the measurement periods for evaluation of the achievement of financial performance metrics. If all contingent equity amounts are fully earned, a total of 23,382,554 shares of Navarre common stock could be issued in connection with the Merger. The Company presently expects the majority of the contingent consideration will be earned.

Following the closing of the Merger (based on 37,293,689 shares outstanding as of November 5, 2012) the SFC Equityholders hold 31.4% of the outstanding shares of Navarre stock, and if all contingent equity amounts are earned, could own 38.5%. Since both amounts exceed 20%, the transaction constitutes a “change in control” for purposes of Nasdaq shareholder approval rules, which approval was obtained at the November 20, 2012 shareholder meeting. See Item 5.07.  In particular, following the closing, Jeffrey B. Zisk beneficially owns 10,198,639 shares of Navarre common stock or 18.6% of its outstanding shares as of November 5, 2012 (and 23.0% if contingent amounts are earned) and M. David Bryant beneficially owns 3,424,762 shares of Navarre common stock or 6.3% of its outstanding shares as of November 5, 2012 (and 7.7% if contingent amounts are earned).  After the closing of the Merger, the non-SFC Equityholders will hold at least 61.5% of the outstanding Navarre common stock and the Navarre shareholders voted to approve the issuance of shares in excess of 20%.

The shares of common stock issued to the SFC Equityholders at the closing of the Merger, and shares that could be issued in connection with the contingent consideration, are unregistered, but are subject to certain registration rights described below.

In connection with the Merger, Navarre entered into a registration rights agreement (the “Registration Rights Agreement”) with the SFC Equityholders which requires Navarre to provide the SFC Equityholders certain demand and piggyback registration rights with respect to registered public offerings that Navarre may effect for its own account or for the benefit of other selling shareholders. The description of certain terms of the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Registration Rights Agreement, a copy of the form of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 28, 2012, and is incorporated herein by reference.

Pursuant to the Merger Agreement, the SFC Equityholders have agreed to indemnify Navarre for a number of items, including, among others, adverse consequences resulting from breaches of representations, warranties and covenants and certain identified liabilities. These indemnification obligations do not arise until the losses exceed $250,000 and the parties indemnification obligations cannot exceed specified “cap” amounts.

Upon closing of the Merger, Navarre entered into an employment agreement with Jeffrey B. Zisk, the former president and CEO of SpeedFC (the “Employment Agreement”), pursuant to which Mr. Zisk agreed to serve as president of the subsidiary Surviving Corporation. Additionally, upon consummation of the Merger and per the terms of the Merger Agreement, Navarre increased the size of its board of directors by two members, and appointed Jeffrey B. Zisk and M. David Bryant, both former directors of SpeedFC, to fill those vacancies. See Item 5.02 below for more information regarding the Employment Agreement and the director appointments.

The foregoing description is not a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions completed thereby. The above description is qualified in its entirety by reference to the Merger Agreement which is filed with the Company’s September 28, 2012 Current Report on Form 8-K as Exhibit 2.1, and Amendment No. 1 to the Merger Agreement, which is filed with the Company’s October 30, 2012 Current Report on Form 8-K as Exhibit 2.1, both of which are incorporated herein by reference.

Amendment to Credit Agreement

To complete the Merger, on November 20, 2012, Navarre entered into Consent and Amendment No. 7 to Credit Agreement (the “Amendment”), which amended the Company’s Credit Agreement with Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC) (“WFCF”) originally dated November 12, 2009 and subsequently amended (the “Credit Agreement”). The credit facility is secured by a first priority security interest in all of the Company’s assets, as well as the capital stock of its subsidiary companies.

The Amendment, among other things: (i) consents to the consummation of the Merger; (ii) provides up to $25 million in financing for use in connection with the closing of the Merger; (iii) provides for interest payments at the bank’s base rate (as defined in the Credit Facility), plus 1.5%, when monthly average excess availability is greater than, or equal to, $15,000,000, or, plus 1.75%, when monthly average excess availability is less than $15,000,000; (iv) modifies the financial covenants included in the credit facility; and (v) makes certain adjustments to the borrowing base formula that is used to determine availability under the credit facility.

The discussion herein regarding the Amendment is qualified in its entirety by reference to the form of Consent and Amendment No. 7 to Credit Agreement attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 2.01. The discussion herein regarding the Credit Agreement is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.1 to the Company’s Form 8-K filed November 13, 2009, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information required to be reported under this Item, unless described below, is incorporated by reference from Item 2.01 of this Current Report on Form 8-K.

Effective November 20, 2012, the Company issued 17,095,186 shares of its unregistered common stock to the SFC Equityholders pursuant to the Merger described above. The share consideration issued in connection with the Merger was issued in reliance upon an exemption from registration under federal securities laws provided by Section 4(2) of the Securities Act of 1933 promulgated thereunder for transactions by an issuer not involving a public offering and exemption from registration under applicable state securities laws. The shares issued contain a legend restricting their transferability absent registration or applicable exemption. The shares are subject to the terms and conditions of the Registration Rights Agreement dated November 20, 2012, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 28, 2012, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Zisk Employment Agreement

Upon closing of the Merger, Navarre entered into an executive employment agreement with restrictive covenants (the “Employment Agreement”) with Jeffrey B. Zisk, the former president and CEO of SpeedFC, pursuant to which Mr. Zisk agreed to serve as president of the subsidiary Surviving Corporation and as a director of Navarre. This agreement is effective November 20, 2012. The following summary of the Employment Agreement is qualified in its entirety by the terms of the form of executive employment agreement with restrictive covenants attached as Exhibit 10.2 to the Current Report on Form 8-K dated September 28, 2012, which is incorporated herein by reference.

The Employment Agreement provides for a base salary of $325,000 and eligibility for an annual bonus of up to fifty percent (50%) of Mr. Zisk’s base salary under the terms of the Company’s Annual Management Incentive Plan. The Employment Agreement also grants Mr. Zisk the same eligibility to participate in the Company’s Amended and Restated 2004 Stock Plan as similarly situated executive officers of the Company, but does not provide for any equity grants at the time of closing of the Merger.

Under the Employment Agreement, Mr. Zisk is also entitled to reimbursement for reasonable business expenses, paid vacation and participation in benefit plans on the same basis as similarly situated executive officers of the Company.  In addition, he is entitled to reimbursement of reasonable personal expenses incurred for air travel between Texas and Minnesota and local transportation and lodging while at the Company’s headquarters in Minnesota. Mr. Zisk will not be required to relocate to Minnesota.

The initial term of the Employment Agreement is for five years from November 20, 2012 with at-will renewals, unless notice of termination is provided by either party to the other at least 30 days prior to the expiration of the Initial Term, or during a renewal, upon written notice.

Mr. Zisk will receive severance payments in the event of involuntary termination without Cause or if he terminates his employment for Good Reason (as defined in the Employment Agreement), equal to his then current base salary plus the average amount of bonus paid to him during the immediately preceding three years (or fraction thereof) less any Offsets (as defined in the Employment Agreement). Severance payments require a written release of all claims unrelated to the Merger Agreement. In addition, the Employment Agreement requires that Mr. Zisk honor confidentiality obligations during and after his employment and agree to non-competition, non-recruitment, and non-solicitation provisions during his employment and for up to 24 months following termination of his employment.

Board Appointments

Additionally, upon consummation of the Merger and per the terms of the Merger Agreement, effective on November 20, 2012, Navarre increased the size of its board of directors by two members, and appointed Jeffrey B. Zisk and M. David Bryant, both former directors of SpeedFC, to fill those vacancies. Under the terms of the Merger Agreement, and per the terms of the Zisk Employment Agreement described above, Messrs. Zisk and Bryant will initially serve for a one year term, but will be nominated for re-election to the Board at the 2013 Annual Meeting, so that they serve an aggregate term of three years. Additionally, their Board membership remains contingent upon certain employment, non-competition and stock ownership requirements, the violation of which could result in their individual, or in some cases, joint, removal as directors, and with respect to Mr. Zisk, potential termination of his employment.

Jeffrey B. Zisk, age 55, founded SpeedFC in May 2000 and has been President, Chairman and CEO and Director since that time. He has over 30 years of experience in the fulfillment, technology and retail industries. Mr. Zisk began his entrepreneurial career with Ross Perot in the successful start up of AMWC (d.b.a. American Wholesale Club), a warehouse retailer/wholesaler of grocery, hard-line and soft-line products. Following the successful sale of AMWC to a large competitor, Mr. Zisk served as CEO, President and Founder of Entertainment Foods, Inc., a manufacturer, distributor and retailer of high quality fresh prepared foods. Prior to founding SpeedFC, he also served as President and COO of Designers Collection, Inc., a Dallas-based manufacturer and distributor of home textile products and Vice President of TurboChef Inc., a cooking technology company. Mr. Zisk graduated from Vanderbilt University in 1979 with a Bachelor's of Engineering degree. He grew up in Dallas, Texas, and attended St. Marks School of Texas, a private preparatory school where he previously served as a Trustee for many years.  Mr. Zisk’s director qualifications include his executive leadership experience in connection with his founding and development of the SpeedFC business and his deep knowledge of the e-commerce industry.

Monroe David Bryant, Jr., age 61, was a Director of SpeedFC, Inc. since 2000. Mr. Bryant is a shareholder in Cox Smith Matthews, Incorporated, the largest law firm based in San Antonio, Texas. Mr. Bryant started the Dallas office of the firm in 2005 and practices litigation across several areas of law including financial fraud and bankruptcy-related litigation, technology and real estate litigation, securities and corporate governance matters and across all areas of business dispute practice. Since 2003, Mr. Bryant has also been a director of The Landrum Company and/or its principal subsidiary, The Landmark Bank, N.A., based in Columbia, Missouri. Previously, Mr. Bryant served as Vice President and General Counsel for Perot Systems Corporation, then a privately held technology services company, and as Senior Vice President and General Counsel of Amtech Corporation (NASDAQ:AMTC), a manufacturer and service provider with respect to radio frequency identification equipment. Mr. Bryant earned a J.D. degree from Harvard Law School, magna cum laude, in 1975. He is a member of the State Bars of Texas and California and also serves as a Senior Trustee of Austin College, a private liberal arts college in Sherman, Texas. Mr. Bryant’s director qualifications include his professional experience in commercial transactions and corporate governance as well as his understanding of the e-commerce industry.

The terms of the Merger Agreement state that the same compensation will be provided to Messrs. Zisk and Bryant as to directors who are similarly situated on Navarre’s Board. This includes providing equity compensation to Mr. Bryant pursuant to existing Navarre equity compensation plans. Due to the employment arrangement described above, Mr. Zisk is ineligible to receive compensation as a director.

As described above in Item 2.01 above, upon the achievement of certain financial targets, the SFC Equityholders, including Messrs. Zisk and Bryant, will be entitled to receive contingent consideration of cash and/or equity. The Company presently expects the majority of the contingent consideration will be earned. If all amounts are earned, Messrs. Zisk and Bryant will be entitled to receive the following amounts, in addition to amounts received at the closing of the Merger:

Name & Title	Contingent Consideration Payable, If Earned

	Cash Consideration(1)	Share Amounts

Jeffrey B. Zisk, President – Surviving Corporation, Navarre Director(2)	$2,970,000	3,734,697

M. David Bryant, Navarre Director	$993,500	1,249,300

(1)	Amounts exclude 5% per annum, non-compounding interest.
(2)
Mr. Zisk’s cash and share amounts include amounts deemed to be beneficially owned by him. Such amounts include the securities he owns individually (50.1%) as well as those he is deemed to own beneficially through the ownership of affiliates of his: the Zisk Family Partnership, LP (7.4%) and the Jennifer Kate Partnership, LP (1.9%).

Other

Also, effective as of November 20, 2012, Mr. David F. Dalvey, who did not stand for re-election at the Annual Meeting, resigned from the Company’s Board of Directors.

The foregoing description is not a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions completed thereby. The above description is qualified in its entirety by reference to the Merger Agreement which is filed with the Company’s September 28, 2012 Current Report on Form 8-K as Exhibit 2.1, and Amendment No. 1 to the Merger Agreement, which is filed with the Company’s October 30, 2012 Current Report on Form 8-K as Exhibit 2.1, and the form of Employment Agreement attached as Exhibit 10.2 to the Current Report on Form 8-K dated September 28, 2012, which are all incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on November 20, 2012. Shareholders voted on the matters set forth below.

1. The following nominees for election to the Board of Directors were elected, for a two-year term with respect to Mr. Green, and for a three-year term with respect to Mr. Shisler and Mr. Willis, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Frederick C. Green IV	15,865,908	4,168,552	13,637,006
Bradley J. Shisler	15,865,528	4,168,932	13,637,006
Richard S Willis	15,880,334	4,154,126	13,637,006

2. The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s 2013 fiscal year was approved based upon the following votes:

Votes for approval	32,765,916
Votes against	702,838
Abstentions	202,712
Broker non-votes	none

3. The proposal to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2012, as described in the Company’s Proxy Statement (“Say on Pay”), was approved based upon the following votes:

Votes for approval	15,730,921
Votes against	4,208,685
Abstentions	94,854
Broker non-votes	13,637,006

4. With respect to the proposal to consent to the issuance of up to 20,428,519 shares of Company common stock in connection with the SpeedFC Merger and in accordance with the rules and regulations of the NASDAQ Stock Market, the shareholders consented to the issuance based upon the following votes:

Votes for approval	16,510,681
Votes against	3,455,664
Abstentions	68,115
Broker non-votes	13,637,006

5. With respect to the proposal to adjourn the Annual Meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to constitute a quorum or approve the issuance of shares of our common stock, the shareholders voted to adjourn the Annual Meeting, if necessary or appropriate, based upon the following votes:

Votes for approval	28,727,093
Votes against	4,653,700
Abstentions	290,673
Broker non-votes	none

However, because quorum was obtained and the shareholders voted to approve the issuance of shares of Company common stock, the Board did not adjourn the Annual Meeting.

Item 7.01. Regulation FD Disclosure.

On November 20, 2012, Navarre Corporation issued a press release announcing the completion of the Merger and revising its guidance for fiscal 2013, ending March 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release attached as Exhibit 99.1 discloses certain information that is not presented in accordance with United States generally accepted accounting principles (“GAAP”).

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

We intend to file by amendment the required historical financial statements of SpeedFC not later than 71 calendar days after the date that this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

We intend to file by amendment the required pro forma financial information reflecting the acquisition of SpeedFC equity interests not later than 71 calendar days after the date this Form 8-K was required to be filed.

(d)	Exhibits

Exhibit No.	Description

10.1	Consent and Amendment No. 7 to Credit Agreement dated November 20, 2012 between the Company and Wells Fargo Capital Finance, LLC.

99.1	Press Release issued by Navarre Corporation, dated November 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2012	NAVARRE CORPORATION

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent and Amendment No. 7 to Credit Agreement dated November 20, 2012 between the Company and Wells Fargo Capital Finance, LLC.

99.1	Press Release issued by Navarre Corporation, dated November 20, 2012.